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Exhibit 4.2

LOCK-UP AGREEMENT

    THIS LOCK-UP AGREEMENT (this "Agreement") is entered into as of February   , 2001, by and between EMBARCADERO TECHNOLOGIES, INC., a Delaware corporation (the "Company") and             (the "Stockholder").

RECITALS

    A.  The Company and the Stockholder desire to provide for the orderly disposition of the securities of the Company held by the Stockholder.

    B.  In order to induce the Stockholder to enter into this Agreement, concurrently herewith the Company is granting to the Stockholder the piggyback registration rights set forth in Section 2. In consideration for such registration rights, the Stockholder has agreed not to offer, contract to sell or otherwise sell, dispose of, loan, pledge, grant any rights with respect to, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of (each, a "Disposition"), any shares of the Company Common Stock or other securities of the Company held the Stockholder (collectively, the "Subject Securities") except as permitted under this Agreement.

AGREEMENT

    The Stockholder, intending to be legally bound, agrees as follows:

    1.  Disposition of Subject Securities.

        (a) The Stockholder agrees that, during the period beginning on the date hereof and ending on January 31, 2002 (the "Lock-up Period"), the Stockholder shall not make a Disposition of any Subject Securities except as permitted under Section 1(b) below.

        (b) Notwithstanding the foregoing, during the Lock-up Period, the Stockholder shall be released from the restrictions set forth in Section 1(a) with respect to       shares of Company Common Stock (as adjusted for stock splits, stock dividends and other similar transactions affecting the Company Common Stock which occur subsequent to the date hereof) as of February 14, 2001, April 30, 2001, July 31, 2001 and October 31, 2001, such that as of October 31, 2001, the Stockholder shall have been released from the restrictions set forth in Section 1(a) with respect to      shares of Company Common Stock. On January 31, 2002, the Stockholder shall be released from the restrictions set forth in Section 1(a) with respect to any Subject Securities that were not previously released pursuant to this Section 1(b).

        (c) Stockholder agrees to comply with the trading window period set forth in the Company's written policy regarding trading in the Company's stock, dated as of July 17, 2000, as such policy may be amended subsequent to the date hereof (the "Insider Trading Policy"), regardless of whether the Stockholder is an employee or director of the Company. The Stockholder has read and understands the Insider Trading Policy.

        (d) The Stockholder authorizes the Company to cause the Company's transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Subject Securities for which the Stockholder is the record holder and, in the case of any such shares or securities for which the Stockholder is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such Subject Securities.

    2.  Piggyback Registration Rights.

        (a) Notice and Effective Period.  Subject to the terms of this Agreement, in the event the Company decides to register under the Securities Act of 1933, as amended (the "Act") any of its common stock for its own account other than a registration relating solely to employee benefit plans or a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act or a registration on any registration form that does not permit secondary sales (a "Registration"), the Company will (i) promptly give Stockholder written notice thereof and (ii) include in the Registration and in any underwriting involved therein, that number of shares of Company Common Stock beneficially owned by the Stockholder ("Registrable Securities") specified in a written request delivered to the Company by the Stockholder within 5 days after delivery of such written notice from the Company. These piggyback registration rights shall terminate as of January 31, 2002.

        (b) Information.  It shall be a condition precedent of the Company's obligations under this Section 2 that Stockholder shall furnish to the Company such information regarding the Stockholder and the distribution proposed by the Stockholder as the Company shall reasonably request.

        (c) Underwriting.  If the Registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Stockholder as a part of the written notice given pursuant to Section 2(a). In such event, the right of Stockholder to be included in the Registration shall be conditioned upon such underwriting and the inclusion of the Registrable Securities in such underwriting to the extent provided in this Section 2. If Stockholder wishes to distribute its securities through such underwriting, Stockholder shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement with the underwriter's representative for such offering. Stockholder shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 2(c).

        (d) Marketing Limitation in Underwritten Registration.  If the underwriter's representative advises Stockholder in writing that market factors (including, without limitation, the aggregate number of shares of common stock requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the underwriter's representative may limit the number of shares to be included in such Registration in the following manner: the number of shares that may be included in the Registration and underwriting by selling stockholders shall be allocated among Stockholder and all other holders of Embarcadero securities requesting and legally entitled to include such securities in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including the Registrable Securities) which such holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2(d) shall be included in the Registration Statement.

        (e) Expenses of Registration.  All expenses (other than underwriting discounts and commissions) incurred in connection with Registrations shall be borne by the Company.

        (f)  The Company's Indemnification of Stockholder.  To the extent permitted by law, the Company will indemnify Stockholder, each of its officers, directors, and constituent partners, legal counsel for Stockholder, and each person controlling Stockholder, with respect to which Registration, qualification, or compliance of the Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, "Damages") to the extent such Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse Stockholder, underwriter, and each person who controls Stockholder or the underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2(f) shall not apply to amounts paid in settlement of any such Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon any untrue statement or omission based upon written information furnished to the Company by Stockholder, the underwriter, or any controlling person and stated to be for use in connection with the offering of securities of the Company.

        (g) Stockholder's Indemnification of the Company.  To the extent permitted by law, Stockholder will, if the Registrable Securities held by Stockholder are included in the securities as to which such Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Stockholder of any rule or regulation promulgated under the Act applicable to Stockholder and relating to action or inaction required of Stockholder in connection with any such Registration, qualification, or compliance, and will reimburse the Company, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by Stockholder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 2(g) shall not apply to amounts paid in settlement of any such Damages if settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld) and provided, further, that each Stockholder's liability under this Section 2(g) shall not exceed Stockholder's proceeds from the offering of securities made in connection with such Registration.

    3.  Ownership.  Exhibit A hereto accurately and completely sets forth the Stockholder's beneficial ownership of the Company's securities.

    4.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect hereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

    5.  Authority.  The Stockholder hereby represents and warrants that the Stockholder has full power and authority to enter into this Agreement, and that, upon request, the Stockholder will execute any additional documents necessary or desirable in connection with the enforcement hereof.

    6.  Assignment; Binding Effect.  Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by the Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon the Stockholder and its successors and assigns, and shall inure to the benefit of the Company and its successors and assigns and the underwriters. Without limiting any of the restrictions set forth in Section 1 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom the Stockholder may transfer any Subject Securities. Except with respect to the underwriters, nothing in this Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

    7.  Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Agreement, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Stockholder further agrees that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7, and the Stockholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

    8.  Governing Law; Venue.  This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

    9.  Attorneys' Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    10. Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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    IN WITNESS WHEREOF, the Company and Stockholder have caused this Agreement to be executed as of the date first written above.

EMBARCADERO TECHNOLOGIES, INC.
By:
Name:
Title:
STOCKHOLDER

AMENDMENT NO. 1 TO
LOCK-UP AGREEMENT

    THIS AMENDMENT NO. 1 TO LOCK-UP AGREEMENT (this "Amendment") is entered into as of February   , 2001, by and between EMBARCADERO TECHNOLOGIES, INC., a Delaware corporation (the "Company") and           (the "Stockholder").

RECITALS

    A.  The Company and the Stockholder have entered into that certain Lock-up Agreement, dated as of February   , 2001 (the "Lock-up Agreement").

    B.  The Company and the Stockholder desire to amend the Lock-up Agreement as set forth in this Amendment in connection with a proposed public offering (the "Public Offering") of the Company's Common Stock. The Company and the Stockholder acknowledge that the Company intends to file a Registration Statement under the Securities Act of 1933, as amended relating to the Public Offering (the "Registration Statement") within 10 days of the date hereof and that the Stockholder shall have the right to sell in the Public Offering, on a pro rata basis with certain other stockholders of the Company in accordance with Section 2 of the Lock-up Agreement, certain shares of Company Common Stock held by the Stockholder that are subject to the restrictions set forth in the Lock-up Agreement. The Stockholder acknowledges that the completion of the Public Offering is subject to a number of risks and uncertainties, and that there can be no assurance that the Public Offering will be completed.

    C.  In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT

        1.  Section 1.  Sections 1(a) and 1(b) of the Lock-up Agreement are amended and restated in their entirety to read as follows:

    "(a) The Stockholder agrees that, during the period beginning on the date hereof and ending on January 31, 2003 (the "Lock-up Period"), the Stockholder shall not make a Disposition of any Subject Securities except as permitted under Section 1(b) below or in any public offering of Company Common Stock in which the Stockholder as contemplated by Section 2 below.

    (b) Notwithstanding the foregoing, during the Lock-up Period, the Stockholder shall be released from the restrictions set forth in Section 1(a) with respect to       shares of Company Common Stock (as adjusted for stock splits, stock dividends and other similar transactions affecting the Company Common Stock which occur subsequent to the date hereof) as of July 31, 2001, with respect to       shares as of October 31, 2001 and with respect to       shares as of January 31, 2002 and      as of each of April 30, 2002, July 31, 2002, and October 31, 2002, such that as of October 31, 2002, the Stockholder shall have been released from the restrictions set forth in Section 1(a) with respect to       shares of Company Common Stock. On January 31, 2003, the Stockholder shall be released from the restrictions set forth in Section 1(a) with respect to any Subject Securities that were not previously released pursuant to this Section 1(b)."

        2.  Section 2.  The last sentence of Section 2(a) of the Lock-up Agreement is hereby amended and restated in its entirety to read as follows:

      "These piggyback registration rights shall terminate as of January 31, 2003."

        3.  Exhibit A.  Exhibit A to the Lock-up Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

        4.  Public Offering.  The Stockholder agrees to execute any lock-up agreement reasonably requested by the underwriters in the Public Offering and acknowledges that Stockholder's obligations under any such lock-up agreement shall be in addition to, and not in lieu of, the Stockholder's obligations under the Lock-up Agreement, as amended hereby. The Stockholder further agrees to use all reasonable efforts to facilitate the timely completion of the Public Offering, including without limitation by executing the underwriting agreement relating to the Public Offering and providing to the underwriters or the Company in a timely manner any information reasonably requested from the Stockholder in connection with the Public Offering and the preparation of the registration statement related to the Public Offering.

        5.  Remaining Terms.  All other terms of the Lock-up Agreement shall remain in full force and effect.

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    IN WITNESS WHEREOF, the Company and Stockholder have caused this Amendment No. 1 to Lock-up Agreement to be executed as of the date first written above.

EMBARCADERO TECHNOLOGIES, INC.
By:
Name:
Title:
STOCKHOLDER

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LOCK-UP AGREEMENT
RECITALS
AGREEMENT
AMENDMENT NO. 1 TO LOCK-UP AGREEMENT
RECITALS
AMENDMENT